Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent certified public accountants, we hereby consent to incorporation of our report dated November 2, 2000 with respect to the Omega Research, Inc. consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and to all references to our Firm included in or made a part of this report.

/s/ Arthur Andersen LLP

Miami, FL
January 2, 2001


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